As filed with the Securities and Exchange Commission on November 16, 2009	Reg. No. 333-150861

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

Post-Effective Amendment No. 1 to
FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

GTX CORP
(Exact name of registrant as specified in its charter)

Nevada	98-0493446
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

117 W. 9th Street, Suite 1214
Los Angeles, California 90015
(213) 489-3019
(Address of Principal Executive Offices)

Patrick E. Bertagna
Chief Executive Officer
117 W. 9th Street, Suite 1214
Los Angeles, California 90015
(213) 489-3019
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

Istvan Benko, Esq.
TroyGould PC
1801 Century Park East, Suite 1600,
Los Angeles, California 90067
Fax: (310) 201-4746

Approximate Date of Proposed Sale to the Public: N/A (This Post-Effective Amendment de-registers all shares of common stock registered under the above referenced registration statement and remaining unsold as of the date hereof.)

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement the same offering. ☐

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (Check one):
Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer (Do not check if a smaller reporting company) ☐	Smaller reporting ☒

EXPLANATORY NOTE
DEREGISTRATION OF SECURITIES

GTX Corp (the “Company”) filed Registration Statement No. 333-150861 on Form S-1 (the “Registration Statement”) with the Securities and Exchange Commission on May 12, 2008 to register 10,204,004 shares of common stock of the Company, par value $0.001 per share (the “Common Stock”), of which 4,121,002 shares of Common Stock were issuable upon exercise of outstanding Common Stock purchase warrants.  The Registration Statement became effective on August 12, 2008.

The Company has terminated the offering associated with the Registration Statement.  In accordance with an undertaking made by the Company in the Registration Statement to remove from registration, by means of a post-effective amendment, any of the securities that remain unsold at the termination of the offering, the Company hereby removes from registration the Common Stock of the Company registered but unsold under the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Post-Effective Amendment to Form S-1 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on this 16th day of November 2009.

GTX CORP

By:	/s/ PATRICK BERTAGNA
Patrick Bertagna
Chief Executive Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons on the date set forth below in the capacities indicated.

Name	Title	Date

/s/ PATRICK E. BERTAGNA	Chief Executive Officer and Director (Principal Executive Officer)	November 16, 2009
Patrick E. Bertagna

/s/ MURRAY WILLIAMS	Chief Financial Officer, Treasurer, Secretary (Principal Accounting Officer)	November 16, 2009
Murray Williams

/s/ *	Director	November 16, 2009
Jeffrey Sharpe

/s/ *	Director	November 16, 2009
Patrick Aroff

/s/ *	Director	November 16, 2009
Louis Rosenbaum

* By:	/s/ PATRICK BERTAGNA
Patrick Bertagna
Attorney-in-fact